                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement of Mace Security, Inc. on Form S-3 to be filed on or about September 28, 1999, of our report dated April 2, 1999 on the consolidated financial statement of Mace Security International, Inc. (the "Company"), included in the Company's Annual Report on Form 10-KSB dated April 14, 1999 and to all references to our Firm included in this registration statement.


                                         /s/ URBACH KAHN & WERLIN PC

Albany, New York
September 28, 1999

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